Exhibit 99.1

Aclaris Therapeutics to Acquire Worldwide Rights to RHOFADE® from Allergan

WAYNE, Pa., October 15, 2018 (GLOBE NEWSWIRE) -- Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a dermatologist-led biopharmaceutical company focused on identifying, developing, and commercializing innovative therapies to address significant unmet patient needs in aesthetic and medical dermatology and immunology, today announced it has entered into a definitive asset purchase agreement with Allergan Sales, LLC to acquire worldwide rights to RHOFADE® (oxymetazoline hydrochloride) cream, 1% and additional intellectual property. The acquisition includes an exclusive license to certain intellectual property for RHOFADE, which is approved for the topical treatment of persistent facial erythema (redness) associated with rosacea in adults. This transaction, which is subject to customary closing conditions, including certain governmental regulatory clearances, is expected to close in the fourth quarter of 2018. Allergan has agreed to provide support to Aclaris to allow for a smooth transition of RHOFADE.

Under the terms of the agreement, the purchase price includes an upfront cash payment of $65 million due at closing,  a development milestone payment related to the potential development of an additional dermatology product, and tiered royalties based on net sales.

Allergan developed and brought RHOFADE to market in 2017 after acquiring the drug as part of its 2011 acquisition of Vicept Therapeutics, Inc., a company established by certain members of the current senior management team of Aclaris.

“We are excited to acquire RHOFADE.  Our team is very familiar with the asset and the market opportunity,” said Dr. Neal Walker, President and Chief Executive Officer of Aclaris.

Potential Strategic and Financial Benefits of the Transaction

•	Expected synergies by leveraging current infrastructure and sales force in the U.S.
•	Significant overlap in existing call points for current field force who will detail both ESKATA® (hydrogen peroxide) topical solution, 40% (w/w) and RHOFADE.
•	RHOFADE intellectual property includes multiple patents, the last of which expires in 2035.
•	RHOFADE is expected to be accretive to Aclaris’ EBITDA beginning in the fourth quarter of 2019.

The National Rosacea Society (NRS) estimates that approximately 16 million Americans are affected by rosacea. Persistent facial redness is cited as the most common sign of rosacea, and may resemble a flushing or sunburn that does not go away. Typical triggers include sun exposure, stress, weather, food, and exercise. In an NRS survey, 65% of rosacea patients surveyed said their symptoms first appeared between 30-60 years of age.

Financing

Aclaris also today announced entering into a loan and security agreement with Oxford Finance LLC.  Under the terms of the loan agreement, $30 million will be made available for borrowing until October 31, 2018, and the remaining $35 million will be made available upon the closing of the RHOFADE acquisition until March 31, 2019.

Preliminary Financial Results for Quarter Ended September 30, 2018

As of September 30, 2018, Aclaris had $134 million of cash, cash equivalents and marketable securities. Aclaris anticipates that its cash, cash equivalents and marketable securities as of September 30, 2018 will be sufficient to fund its operations into the second half of 2019, assuming the payment by Aclaris of $65 million upon the closing of the RHOFADE acquisition and the borrowing by Aclaris of the full $65 million under the loan agreement, and without giving effect to any potential new business development transactions or financing activities. Aclaris estimates that revenue from sales of ESKATA for the third quarter of 2018 is expected to be approximately $0.5 million. These results are preliminary and unaudited and are subject to change based on the completion of Aclaris’ normal quarter-end review process. As a result, these preliminary results may be different from the actual results that will be reflected in Aclaris’ consolidated financial statements for the quarter ended September 30, 2018 when they are released.

Update on Commercial Activities

•	Over 1,000 ESKATA accounts opened to date.
•	Sales force focused on driving clinical and business integration in existing ESKATA accounts in addition to expanding account base.
•	National DTC campaign initiated on October 1.

Aclaris to Host Conference Call

Management will conduct a conference call at 5:00 PM ET today to review the RHOFADE acquisition, Aclaris’ preliminary financial results for the quarter ended September 30, 2018 and related matters. The conference call will be webcast live over the Internet and can be accessed by logging on to the “Investors” page of the Aclaris Therapeutics website, www.aclaristx.com, prior to the event. A replay of the webcast will be archived on the Aclaris Therapeutics website for 30 days following the call.

To participate on the live call, please dial (844) 776-7782 (domestic) or (661) 378-9535 (international), and reference conference ID 6098808 prior to the start of the call.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a dermatologist-led biopharmaceutical company focused on identifying, developing, and commercializing innovative therapies to address significant unmet needs in dermatology, both aesthetic and medical, and immunology. Aclaris’ focus on market segments with no FDA-approved medications or where treatment gaps exist has resulted in the first FDA-approved treatment for raised seborrheic keratoses and several clinical programs to develop medications for the potential treatment of common warts, alopecia areata, and vitiligo. For additional information, please visit www.aclaristx.com and follow Aclaris on LinkedIn.

About RHOFADE®

RHOFADE® (oxymetazoline hydrochloride) cream, 1% is an FDA-approved prescription treatment that is indicated for the topical treatment of persistent facial erythema associated with rosacea in adults. RHOFADE was approved in the U.S. in January 2017.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believe", "expect", "may", "plan," "potential," "will," and similar expressions, and are based on Aclaris’ current beliefs and expectations. These forward-looking statements include expectations regarding Aclaris’ expectations with respect to the closing of the proposed transaction, potential synergies with respect to ESKATA® and RHOFADE® and the potential for adjustments to Aclaris’ preliminary financial results for the quarter ended September 30, 2018.  Preliminary financial results remain subject to the completion of Aclaris’ customary quarterly close and review procedures. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary approvals) in the anticipated timeframe or at all,  whether the transaction will be accretive as predicted and other risks and uncertainties that are described in the Risk Factors section of Aclaris' Annual Report on Form 10-K for the year ended December 31, 2017 and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the "Financial Reporting" section of the Investors page of Aclaris' website at http://www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Aclaris Contact

Michael Tung, M.D.

Senior Vice President

Corporate Strategy/Investor Relations

484-329-2140

mtung@aclaristx.com

Media Contact

Sheila Kennedy

Vice President, Corporate Communications

484-321-5559

media@aclaristx.com